EXHIBIT 23.1




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 8, 1996 included in Standard Microsystems
Corporation's Form 10-K for the year ended February 29, 1996 and to all references to our Firm included in this registration statement.


                                   Arthur Andersen LLP



Washington, D.C.
July 30, 1996